Table of Contents

SCHEDULE 14C/A-1

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No. 1)

Check the appropriate box:

☑     Preliminary Information Statement           ☐     Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐     Definitive Information Statement

ATHENA SILVER CORPORATION

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑        No fee required.

☐        Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock, par value $.0001 per share

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐       Fee paid previously with preliminary materials.

☐       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: None

(2)	Form, Schedule or Registration Statement No.: 14C

(3)	Filing Party: Athena Silver Corporation

(4)	Date Filed: November 12, 2020

ATHENA SILVER CORPORATION

2010A Harbison Dr., #312

Vacaville, CA 95687

(707) 291-6198

Dear Stockholder:

We are furnishing this Information Statement to the holders of the Common Stock of Athena Silver Corporation, a Delaware corporation (the "Company"), in connection with the determination of our Board of Directors that it is in the best interest of the Company and our shareholders to undertake the following corporate actions (collectively the “Shareholder Actions”):

•	Increase our authorized shares from 100,000,000 shares of common stock to 250,000,000 shares of common stock (the “Share Increase”). The increase in authorized common stock will be effected by an amendment to our Certificate of Incorporation.
•	Authorize the Board of Directors to undertake a Reverse Split (the “Reverse Split”) of all outstanding securities by a factor of up to one-for-five (1-for-5) at such time and by such a factor, within the forgoing limits, as the Board of Directors shall determine. Fractional shares will be rounded up to the nearest whole.
•	Authorize the change of the Company’s name to a name to be determined by the Board of Directors. The change of name will be effected by another amendment to our Certificate of Incorporation.
•	Authorize and approve the adoption of the Company’s 2020 Equity Incentive Plan and to authorize the issuance of up to 10,000,000 shares of common stock pursuant to the exercise of options and rights under the Plan.

As permitted by Delaware law and our Certificate of Incorporation, as amended, the Company has received written consents from the holders of 60% of our issued and outstanding shares of Common Stock (collectively our “Majority Shareholders”) approving the Shareholder Actions.

Shareholders of the Company are not entitled to exercise dissenters’ rights in connection with the Shareholder Actions.

The Shareholder Actions described in this Information Statement will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our Shareholders.

SHAREHOLDERS ARE NOT BEING ASKED FOR PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE INCREASE IN SHARE AUTHORIZATION. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT AND NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER THE SHAREHOLDER ACTIONS.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. It contains a description of the Shareholder Actions, as well as summary information regarding the transactions covered by the Information Statement. We encourage you to read the Information Statement thoroughly. You may also obtain information about us from publicly available documents filed with the Securities and Exchange Commission. We may provide only one copy of the Information Statement to Shareholders who share an address, unless we have received instructions otherwise. If you share an address, your household has received only one copy of this Information Statement and you wish to receive another copy, please contact our corporate secretary at the address or telephone number above. If you have received multiple copies and only wish to receive one copy of our SEC materials, you also may contact us at the address and phone number above.

Very truly yours,

/s/ John C. Power

John C. Power

President and CEO

ATHENA SILVER CORPORATION

INFORMATION STATEMENT

INFORMATION STATEMENT

ATHENA SILVER CORPORATION

2010A Harbison Dr., #312

Vacaville, CA 95687

(707) 291-6198

Introduction

This Information Statement is being furnished to the Shareholders of Athena Silver Corporation, a Delaware corporation (the "Company"), in connection with the prior approval by our Board of Directors and the approval by written consent of the Majority Shareholders of the following Shareholder Actions:

•	Increase our authorized shares from 100,000,000 shares of common stock to 250,000,000 shares of common stock (the “Share Increase”). The increase in authorized common stock will be effected by an amendment to our Certificate of Incorporation.
•	Authorize the Board of Directors to undertake a Reverse Split (the “Reverse Split”) of all outstanding securities by a factor of up to one-for-five (1-for-5) at such time and by such a factor, within the forgoing limits, as the Board of Directors shall determine. Fractional shares will be rounded up to the nearest whole.
•	Authorize the change of the Company’s name to a name to be determined by the Board of Directors. The change of name will be effected by another amendment to our Certificate of Incorporation.
•	Authorize and approve the adoption of the Company’s 2020 Equity Incentive Plan and to authorize the issuance of up to 10,000,000 shares of common stock pursuant to the exercise of options and rights under the Plan.

The Board of Directors believes that consummation of the Shareholder Actions is in the best interests of the Company and its Shareholders. Accordingly, on November 10, 2020, the Board unanimously approved the Shareholder Actions and directed that they be submitted for stockholder approval.

Under Delaware law and our Certificate of Incorporation, as amended, the affirmative vote of a majority of the votes entitled to be cast by holders of all shares of the Company's Common Stock, par value $.0001 per share ("Common Stock"), outstanding as of the close of business on November 10, 2020, (the “Record Date”) is required to approve the Shareholder Actions. Under our Certificate of Incorporation each share of Common Stock is entitled to one vote per share. As of November 10, 2020, there were outstanding 37,932,320 shares of Common Stock. As permitted by the Delaware General Corporation Law (“DGCL”), on November 10, 2020, the Company received a written consent in lieu of a meeting of Shareholders from holders of 22,797,147 shares of our common stock representing 60% of the total Common Stock voting rights approving the Shareholder Actions.

SHAREHOLDERS ARE NOT BEING ASKED FOR PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE SHAREHOLDER ACTIONS. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT AND NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER THE SHAREHOLDER ACTIONS.

The Shareholder Actions will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our Shareholders.

This Information Statement is furnished for the purposes of informing Shareholders, in the manner required under the Securities Exchange Act of 1934, as amended, of the Shareholder Actions before they are consummated. This Information Statement is first being mailed on or about November 16, 2020 to holders of record of Common Stock as of the close of business on November 10, 2020.

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Summary

This Information Statement is being furnished to the Shareholders of Athena Silver Corporation, a Delaware corporation, in connection with the prior approval by our Board of Directors, and the approval by written consent of a majority of our Shareholders, for the Share Increase, the Reverse Split, the Name Change and the Equity Incentive Plan. Throughout this Information Statement, we shall refer to the Share Increase, Reverse Split, Name Change and the Equity Incentive Plan as the “Shareholder Actions.” The terms "we," "our," and the "Company" in this Information Statement refer to Athena Silver Corporation. References to "you" are to the Shareholders of Athena Silver Corporation.

Pending Agreement with Nubian Resourses, Ltd.

Effective August 31, 2020, Athena Silver Corporation (the “Company”) entered into a binding Letter of Intent (“Nubian LOI”) with Nubian Resources, Ltd. (“Nubian”). Under the Nubian LOI, the Company has the right and option to acquire Nubian’s Excelsior Springs exploration project located in Esmeralda County, Nevada (“Excelsior Springs”). The Excelsior Springs project consists of 140 unpatented BLM mining claims and two patented mining claims comprising an area of 3.5 square kilometers. There is currently no exploration activity at Excelsior Springs and there has been no exploration activity there since 2011. The mining claims comprising the Excelsior Springs project grants to the holder of the claims the right to explore and extract precious metals found on the property, but do not include any ownership interest in the property itself. (See the explanation of the legal attributes of BLM mining claims below).

The Excelsior Springs mining claims do not include a delineated “reserve” or a “resource” under the requirements of SEC Industry Guide 7.

The Nubian LOI contemplates the execution of a definitive Option Agreement which is currently being negotiated. Once executed, the Option Agreement would grant to the Company an option to acquire up to a 100% interest in the Excelsior Springs mining claims in two tranches: the first tranche would give the Company an option to acquire a 10% interest in consideration of issuing to Nubian an aggregate of 5.0 million shares of Athena Common Stock. If the first option is exercised, the Company would then have a second option to acquire the remaining 90% interest in the mining claims in consideration of issuing to Nubian an additional 45 million shares of Athena Common Stock.

The Nubian Option Agreement also includes an undertaking by Athena to raise up to a maximum of $750,000 in working capital through the private sale of up to 25 million shares of Athena Common Stock at a price of not less than $0.03 per share. As of the date hereof, Athena has no commitments or agreements from any investors to invest in the proposed private offering.

The approval of the Nubian LOI, the Option Agreement and the authorization of a private offering of Common Stock are within the purview of the Company’s Board of Directors. However, those proposed transactions, if consummated, would entail the issuance of more shares of Common Stock than the Company’s current Certificate of Incorporation authorizes. As more fully explained elsewhere in this Information Statement, the proposed Share Increase has been designed to provide the Company with sufficient authorized shares of Common Stock to permit the Company to exercise the options under the Option Agreement and complete the required financing.

Unpatented Mining Claims: The Mining Law of 1872

The Excelsior Springs mining claims consist of 140 unpatented mining claims and two patented mining claims. "Unpatented" mining claims are created and maintained in accordance with the U.S. General Mining Law of 1872, or the “General Mining Law.” Unpatented mining claims are unique U.S. property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims is often uncertain. The validity of an unpatented mining claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of federal and state statutory and decisional law that supplement the General Mining Law. Also, unpatented mining claims and related rights, including rights to use the surface, are subject to possible challenges by third parties or contests by the federal government. In addition, there are few public records that definitively control the issues of validity and ownership of unpatented mining claims. We have not filed a patent application for any of our unpatented mining claims that are located on federal public lands in the United States and, under possible future legislation to change the General Mining Law, patents may be difficult to obtain.

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Location of mining claims under the General Mining Law, is a self-initiation system under which a person physically stakes an unpatented mining claim on public land that is open to location, posts a location notice and monuments the boundaries of the claim in compliance with federal laws and regulations and with state location laws, and files notice of that location in the county records and with the BLM. Mining claims can be located on land as to which the surface was patented into private ownership under the Stockraising Homestead Act of 1916, 43 U.S.C. §299, but the mining claimant cannot injure, damage or destroy the surface owner's permanent improvements and must pay for damage to crops caused by prospecting. Discovery of a valuable mineral deposit, as defined under federal law, is essential to the validity of an unpatented mining claim and is required on each mining claim individually. The location is made as a lode claim for mineral deposits found as veins or rock in place, or as a placer claim for other deposits. While the maximum size and shape of lode claims and placer claims are established by statute, there are no limits on the number of claims one person may locate or own. The General Mining Law also contains provision for acquiring five-acre claims of non-mineral land for millsite purposes. A mining operation typically is comprised of many mining claims.

The holder of a valid unpatented mining claim has possessory title to the land covered thereby, which gives the claimant exclusive possession of the surface for mining purposes and the right to mine and remove minerals from the claim. Legal title to land encompassed by an unpatented mining claim remains in the United States, and the government can contest the validity of a mining claim. The General Mining Law requires the performance of annual assessment work for each claim, and subsequent to enactment of the Federal Land Policy and Management Act of 1976, 43 U.S.C. §1201 et seq., mining claims are invalidated if evidence of assessment work is not timely filed with BLM. However, in 1993 Congress enacted a provision requiring payment of $140 per year claim maintenance fee in lieu of performing assessment work, subject to an exception for small miners having less than 10 claims. No royalty is paid to the United States with respect to minerals mined and sold from a mining claim.

The General Mining Law provides a procedure for a qualified claimant to obtain a mineral patent (i.e., fee simple title to the mining claim) under certain conditions. It has become much more difficult in recent years to obtain a patent. Beginning in 1994, Congress imposed a funding moratorium on the processing of mineral patent applications which had not reached a designated stage in the patent process at the time the moratorium went into effect. Additionally, Congress has considered several bills in recent years to repeal the General Mining Law or to amend it to provide for the payment of royalties to the United States and to eliminate or substantially limit the patent provisions of the law.

Mining claims are conveyed by deed, or leased by the claimant to the party seeking to develop the property. Such a deed or lease (or memorandum of it) needs to be recorded in the real property records of the county where the property is located, and evidence of such transfer needs to be filed with BLM. It is not unusual for the grantor or lessor to reserve a royalty, which as to precious metals often is expressed as a percentage of net smelter returns.

Patented Mining Claims

Patented mining claims are mining claims on federal lands that are held in fee simple by the owner. No maintenance fees or royalties are payable to the BLM; however, lease payments and royalties are payable under the operative leases.

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A NOTE ABOUT FORWARD-LOOKING STATEMENTS

This Information Statement contains certain forward-looking statements, including statements regarding our "expectations," "beliefs," "goals," "hopes," "strategies," and the like. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are subject to change at any time and from time to time and that could cause our actual results, performance or achievements to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results or developments to differ materially from those described in or contemplated or implied by such forward-looking statements include, without limitation, the risk that the assumptions upon which the forward-looking statements are based ultimately may prove to be incorrect or incomplete, as well as other risks and uncertainties that are described in the Company's filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

Summary Information In Question And Answer Format

The following information in question and answer format, summarizes many of the material terms of the Company's proposed Shareholder Action. For a complete description of the terms and conditions of the Shareholder Action, you are advised to carefully read this entire Information Statement and the other documents referred to herein.

What Vote Is Required To Approve The Shareholder Actions?

Approval of the Shareholder Actions requires that the affirmative votes in favor of each proposal are greater than the affirmative votes opposed to such proposal (the “Requisite Vote”).

What Constitutes A Majority Of The Company's Outstanding Common Stock

On November 10, 2020, the Company had 37,932,320 shares of Common Stock issued and outstanding. 18,966,161 constitutes a majority of the shares of Common Stock issued and outstanding.

Who Voted In Favor Of The Shareholder Actions?

Shareholders owning an aggregate of 22,797,147 shares of our common voted in favor of the Shareholder Actions. Those shares combined represent 60% of the voting power of Common Stock outstanding. Those shareholders consisted of John D. Gibbs, John C. Power and Clifford L. Neuman. Such shareholders shall be referred to as the "Majority Shareholders".

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Will The Shareholders That Voted In Favor Of The Shareholder Actions Have Any Special Interest in the Shareholder Actions?

No, none of the Majority Shareholders have a special interest in the Shareholder Actions.

Why Isn't The Company Holding A Shareholders Meeting To Vote On The Proposed Shareholder Actions?

In order to lawfully close on the proposed Shareholder Actions, Delaware law requires that a Requisite Vote of shares of Common Stock vote in favor of the proposed Shareholder Actions. The Shareholders voting in favor of the proposed Shareholder Actions represent 60% of the voting power of Common Stock, more than a majority of the voting power of the Common Stock. Therefore, management concluded that because approving a transaction by the written consent of Shareholders can be faster than distributing a notice of meeting and proxy statement, and conducting a Shareholders’ meeting, and in light of the fact that Company management wanted to expedite the closing of the proposed Shareholder Actions, management and the Board of Directors decided not to conduct a meeting of Shareholders. Instead, the Majority Shareholders, representing 60% of the voting power of Common Stock signed written consents approving the Shareholder Actions and the transactions contemplated thereby.

What Will Happen To The Company After The Shareholder Actions?

Following the Shareholder Actions, we expect to continue our current and pending business operations.

Why are the Shareholder Actions being Undertaken?

The Shareholder Actions are being undertaken as part of a broader capital restructure of the Company (the “Capital Restructure”). The Capital Restructure is necessitated by (i) the Company’s need to raise at least $750,000 in additional working capital required under the terms of a Binding Letter of Intent and Option Agreement with Nubian Resources, Ltd. (the “Nubian LOI”) previously announced. As there are currently over 36 million shares of common stock issued and outstanding, and the Nubian LOI contemplates the issuance of an additional 75 million shares if and when the transaction is completed, and only 100 million shares of common stock currently authorized, we believe it necessary to increase the authorized shares of common stock to 250,000,000.

In anticipation of issuing additional shares to support our anticipated financing activities, we believe that a reverse stock split may be necessary in the near future to support the public trading market for our common stock by improving the liquidity in that market. Board has no current plans for a reverse split but would like to have the flexibility to effect such a split in the event it determines it could be advantageous to the company and shareholders.

Finally, changing the Company name to a new name to be determined by the Board of Directors seems appropriate to reflect the Company’s new primary exploration target of the Excelsior Springs mining prospect in Nevada.

What Rights Do Shareholders Have To Dissent From The Shareholder Actions?

Company Shareholders do not have dissenters’ rights or the right to seek the appraisal of their shares under Delaware law.

What Are the Income Tax Consequences Of The Shareholder Actions?

There will be no federal or state income tax consequences to our shareholders as a result of the Shareholder Actions.

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Prior Stockholder Approval

Our ability to undertake the Shareholder Actions without a meeting of our Shareholders is authorized by Section 228 of the DGCL. That section generally provides that a Delaware corporation may substitute for action on a matter by its Shareholders at a meeting the written consent of the holders of outstanding shares of capital stock holding at least the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter are present and voted. In accordance with this provision, we obtained the written consent of the Majority Shareholders to the Shareholder Actions. As a result of the action of the Majority Shareholders, we are not soliciting proxies, and there will be no further stockholder action on the Shareholder Actions.

Holders of record of the Company's Common Stock are entitled to notice of the action taken by written consent approving the Shareholder Actions.

Under Delaware law and our Certificate of Incorporation the affirmative vote of a majority of the votes entitled to be cast by holders of all shares of our Common Stock outstanding as of the close of business on the Record Date, was required to approve the Shareholder Actions. Each holder of Common Stock was entitled to one vote on each of the foregoing matters, for each share of Common Stock held by such stockholder. As of November 10, 2020, there were outstanding 37,932,320 shares of Common Stock. As of that date, the Majority Shareholders held 22,797,147 shares of Common Stock or 60% of the total votes entitled to be cast by all holders of our Common Stock.

The action by written consent approving the Shareholder Actions was effective on November 10, 2020.

Information About the Company

Athena Silver Corporation (“we” “our”, “us”, the “Company” or “Athena”) was incorporated in 1994 under the laws of the State of Delaware. Our principal business is the acquisition and exploration of mineral resources. We have not presently determined whether the properties to which we have mining rights contain mineral reserves that are economically recoverable.

Dissenters' Rights

In accordance with the DGCL, our Shareholders do not have dissenters' or appraisal rights in connection with the Shareholder Actions.

Certain Federal Income Tax Consequences

The Shareholder Actions will not result in any impact on our Shareholders for federal and state income tax purposes.

Government Approvals

Except for compliance with the applicable regulations of the Securities and Exchange Commission in connection with this Information Statement and of the DGCL in connection with the Shareholder Actions, we are not required to comply with any federal or state regulatory requirements, and no federal or state regulatory approvals are required in connection with the Shareholder Actions.

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Voting Securities And Principal Holders Thereof

As of the Record Date, there were outstanding 37,932,320 shares of Common Stock, $0.0001 par value.

The table shows the number of shares owned as of November 10, 2020 by our Directors and Officers, shareholders owning more than 5% of outstanding Common Stock and all Directors and Officers as a group. Each person has sole voting and investment power with respect to the shares shown, except as noted.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (2)	Ownership as a Percentage of Outstanding Common Shares(3)

John Gibbs 807 Wood N Creek Ardmore, OK 73041	15,794,124(3)	41.6%

John C. Power	3,972,500	10.5%

Clifford L. Neuman	3,032,523(4)	8.0%

Bruce and Elizabeth Strachan, Trustees u/t/d July 25,2007 P.O Box 577, Joshua Tree, CA 92252	2,880,470	7.6%

Brian Power	400,000	1.1%

All officers and directors as a group (two persons)	4,372,500	11.5%

(1)	Unless otherwise stated, address is 2010A Harbison Drive # 312, Vacaville, CA 95687.

(2)	Shares and percentages beneficially owned are based upon 37,932,320 shares outstanding on November 10, 2020.

(3)	Includes 5,165,000 shares owned by TriPower Resources, Inc., of which John D. Gibbs is President and controlling shareholder; includes 500,000 shares owned by Redwood Microcap Fund, of which Mr. Gibbs is a control person. Does not include an additional 4,489,740 shares of common stock issuable upon conversion of Credit Notes in the aggregate amount of $2,244,870 at a conversion price of $.50 per share.

(4)	Includes 3,030,523 shares of common stock but does not include an additional 3.4 million shares of common stock issuable upon conversion of a convertible promissory note in the principal amount of $51,270 convertible into shares of common stock at a conversion price of $0.021 per share. The convertible note has a blocker provision that precludes its conversion if as a result of such conversion the holder would own more than 9.9% of the Company’s total issued and outstanding shares. Includes 1,000 shares owned by Ratna Foundation a non-profit organization (now known as Mindfulness Peace Project) of which Mr. Neuman is a Director and 1,000 shares owned by Ratna Enterprises, LLC of which Mr. Neuman is a 50% owner.

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Amendment to Certificate of Incorporation Increasing the

Number of Authorized Shares of Common Stock

The Board of Directors has adopted a resolution proposing and declaring the advisability of amending the Company’s Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 100,000,000 shares to 250,000,000 shares, $.0001 par value per share (the “Share Increase”). The currently authorized 5,000,000 shares of preferred stock, $.0001 par value, shall remain unchanged. There are no preemptive rights associated with the shares to be authorized in the Share Increase.

As described elsewhere in this Information Statement, the Share Increase is being proposed to enable the Company to perform under the terms of the Nubian LOI and Option Agreement, which will entail the issuance of an additional 75 million shares of Common Stock if the Company fully performs under those agreements.

The proposed increase in the authorized number of shares of common stock will also give the Company additional shares to provide flexibility for the future. In particular, the Company may require additional funding for its operations and therefore may need the increased number of authorized shares to raise additional equity capital. In addition, the additional authorized shares may be used in the future for any other proper corporate purpose approved by the Board, including corporate mergers or acquisitions, shares reserved under stock option plans, stock dividends or splits, or other corporate purposes.

These additional shares would be available for issuance from time to time for corporate purposes such as raising additional capital, making strategic acquisitions, entering into collaborative and licensing arrangements and employee recruitment and retention. We believe that the availability of the additional common shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Our future revenue may be insufficient to support the expenses of our operations and the planned expansion of our business. We therefore may need additional equity capital to finance our operations. We may seek to obtain such equity capital through the issuance of common stock or securities convertible into common stock. The issuance of a substantial number of additional common shares may result in dilution of your ownership interest in the Company.

Potential Anti-Takeover Effect

The proposed Share Increase is not part of any plan to adopt a series of amendments having an anti-takeover effect, and the Company’s management presently does not intend to propose anti-takeover measures in future proxy solicitations. Subject to the limitations of Delaware law, it could be possible to use the additional shares of common stock that would become available for issuance if the Share Increase is approved to oppose a hostile takeover attempt or delay or prevent changes of control of the Company or changes in or removal of our management, including transactions that are favored by a majority of the independent shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, our board of directors could, without further shareholder approval, strategically sell shares of our common stock in a private transaction to purchasers who would oppose a takeover or favor our current board of directors. The Share Increase is not being proposed in response to any effort, nor are we aware of any effort, to accumulate shares of our common stock or obtain control of the Company.

Our Articles and Bylaws contain certain provisions that could make it more difficult for a third party to acquire a controlling interest without the consent of our board. These provisions may delay or prevent a change of control, even if the change of control would benefit the shareholders. In addition, the authority granted to the board by our Certificate of Incorporation to issue shares of preferred stock and fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of any series so established could be used to delay or prevent a change of control. None of these provisions would be affected by the Share Increase.

Approval of the Board of Directors and Shareholders

The Board of Directors of the Company, after careful consideration, has approved the Share Increase and has recommended that the Company's Shareholders vote for its adoption. Effective November 10, 2020, Shareholders holding 60% of the Company's shares of common stock outstanding executed a written consent in lieu of a Shareholders meeting approving the Share Increase.

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Reverse Stock Split

Summary of Reverse Split

The Shareholder Actions include the authorization to undertake, at our discretion in the future, up to a one-for-five (1-for-5) Reverse Split of our outstanding shares of Common Stock and outstanding options, warrants and other rights convertible into shares of Common Stock. The authorization grants the Board of Directors additional authority to implement through one or more additional Reverse Splits a further recapitalization of our outstanding securities, not to exceed in the aggregate a Reverse Split of one-for-five (1-for-5). Once implemented, the Reverse Split would result in each holder of our Common Stock on the Record Date owning fewer shares of Common Stock than they owned immediately before the Reverse Split, and outstanding options, warrants, and other convertible rights will become exercisable to purchase a fewer number of shares of Common Stock at an exercise price per share increased by the factor of the Reverse Split. Fractional shares, options and warrants will be rounded up to the nearest whole.

We will be authorized to implement the Reverse Split within the foregoing parameters if we chose to do so at any time and until such time as the authorization is revoked by a majority vote of our shareholders at a future regular or special meeting of our shareholders. If and when implemented, we will cause our stock transfer agent to provide each Shareholder of record written notice of such implementation together with a description of the effect thereof.

The Reverse Stock Split will not affect in any manner the rights and preferences of our shareholders. There will be no change in the voting rights, right to participate in stock or cash dividends, or rights upon the liquidation or dissolution of the Company of holders of Common Stock; nor will the Reverse Split affect in any manner the ability of our shareholders to sell under Rule 144 or otherwise engage in market transactions in accordance with federal and state securities laws.

The Reverse Stock Split will also result in an automatic adjustment of any and all outstanding options, warrants and other rights exercisable or convertible into shares of our Common Stock. The adjustment will consist of an increase in the exercise price or conversion value per share by the factor of the Reverse Split and the number of shares issuable upon exercise or conversion will be reduced by the same factor. For example, if we implement a one-for-two (1-for-2) Reverse Split, an option, warrant or other right exercisable or convertible into 1,000 shares of our Common Stock at an exercise price or conversion value of $1.00 per share immediately before implementation of the Reverse Split would be exercisable or convertible into 500 shares of our Common Stock at an exercise price or conversion value of $2.00 per share immediately after implementation of the Reverse Split. All other relative rights and preferences of holders of outstanding options, warrants and other rights convertible or exercisable into shares of our common stock shall remain unchanged.

We believe that the Reverse Split is in the best interest of the Company and our shareholders for several reasons. We currently have more than 37 million shares issued and outstanding, leaving only 63 million authorized shares that can be issued in the future. To meet our current commitments under the Nubian LOI, we will have to raise at least $750,000 in capital in the near term at a price of $.03 per share. In addition, to exercise our option to acquire Nubian Resources’ Excelsior Springs Mine Project, we have agreed to issue to Nubian Resources as additional 50 million shares of our Common Stock. This will exceed our authorized capital and will preclude our Board of Directors from being able to issue additional shares in the future as part of future financings or to facilitate one or more acquisitions or other business combinations.

Additionally, we believe that a Reverse Split, which will result in a higher per share trading price of our Common Stock, will enable us to attract additional interest in our Common Stock from the investment community, and particularly market-makers. Numerous broker-dealers and investment bankers require that a company's common stock have a minimum public trading price before those broker-dealers or investment bankers will agree to make a market in that security. As a result, we believe that the Reverse Split has the potential of improving the liquidity of the public market for our Common Stock.

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Principal Effects of the Reverse Stock Split

If approved and implemented, the principal effects of a reverse stock split would include the following:

•	Depending upon the ratio for the reverse stock split selected by the board, up to every five (5) outstanding shares of the common stock will be combined into one new share of common stock;

•	The number of shares of common stock issued and outstanding will be reduced proportionately, based upon the ratio selected by the board;

•	The total number of shares of common stock and preferred stock the Company is authorized to issue will be unchanged;

•	Proportionate adjustments would be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding warrants entitling the holders thereof to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for the common shares upon exercise of such options or warrants immediately preceding the reverse stock split.

The common stock resulting from a reverse stock split will remain fully paid and non-assessable. A reverse stock split will not affect the public registration of the common stock under the Securities Exchange Act of 1934.

The reverse stock split will be effected simultaneously for all of our common stock and the exchange number will be the same for all of our common stock. The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our shareholders owning a fractional share. As described below, fractional shares resulting from the Reverse Split will be rounded up to the nearest whole share. The reverse stock split is not intended as, and will not have the effect of, a “going private” transaction under Rule 13e-3 of the Securities Exchange Act of 1934, as amended. We will continue to be subject to the periodic reporting requirements of the Exchange Act following the reverse stock split.

The following table summarizes the Company’s pro forma capitalization, as of November __, 2020, before and after giving effect to (i) the Share Increase and (ii) a hypothetical reverse stock split of one-for-five (1 for 5):

	Prior to Reverse Stock Split (1)	After Reverse Stock Split (1)(2)
	Common Stock	Common Stock

Authorized Shares:	100,000,000	250,000,000
Shares Issued and Outstanding:	37,932,320	7,586,464
Shares Reserved for Private Offering:	25,000,000	5,000,000
Shares Reserved for Nubian Resources:	50,000,000	10,000,000
Shares Available for Future Issuance	(12,932,320)	227,413,536

(1)	Pro forma assuming the Capital Restructure and Share Increase have been implemented.
(2)	Does not reflect the rounding up of fractional shares to the nearest whole share.

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Reasons for the Reverse Split

We believe that the Reverse Split is in the best interest of the Company and our shareholders for several reasons. We currently have more than 37 million shares issued and outstanding, leaving only 63 million authorized shares that can be issued in the future. To meet our current commitments under the Nubian Resources Letter of Intent and Option Agreement, we will have to raise up to $750,000 in capital in the near term at a price of $.03 per share. In addition, to exercise our option to acquire Nubian Resources’ Excelsior Springs Mine Project, we have agreed to issue to Nubian Resources as additional 50 million shares of our Common Stock. This will exceed our authorized capital and will preclude our Board of Directors from being able to issue additional shares in the future as part of future financings or to facilitate one or more acquisitions or other business combinations.

The Reverse Split will reduce the number of shares outstanding without decreasing the number of our authorized shares, thereby freeing authorized capital for future issuances.

The board believes that it is in the best interest of the Company and its stockholders to approve the Reverse Split proposal in order give the board the authority to implement a Reverse Split intended to increase the Company’s bid price. The Company does not currently comply with the requirements for initial listing on either the Nasdaq Capital Market or the NYSE American under any of the alternative listing standards. It is unlikely that the Reverse Split will enable the Company to comply with the listing standards of these listing media; however, the Reverse Split could be implemented in the future by the Board of Directors if it determines that doing so could support the Company’s eligibility for an exchange listing.

The board believes that the Reverse Split and anticipated increase in the per share price of the common stock should also enhance the acceptability and marketability of the common stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of the common stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase the common stock.

Although the board believes that a Reverse Split may be in the best interests of the Company and its stockholders, if implemented, the Reverse Split may result in some stockholders owning “odd-lots” of less than 100 shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

The company cannot assure you that the Reverse Split will have any of the desired consequences described above.

Certain Risk Factors Associated with the Reverse Split

There can be no assurance that the total market capitalization of the Company’s common stock (the aggregate value of all the Company’s common stock at the then market price) after the proposed Reverse Split will be equal to or greater than the total market capitalization before the proposed Reverse Split or that the per share market price of the Company’s common stock following the Reverse Split will either equal or exceed the current per share market price.

There can be no assurance that the market price per new share of the Company’s common stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Company’s common stock outstanding before the Reverse Split. Accordingly, the total market capitalization of the Company’s common stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of the Company’s common stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split.

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If the Reverse Split is effected, the resulting per share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the Company’s common stock may not improve.

While the board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s common stock may not necessarily improve.

A decline in the market price of the Company’s common stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split, and the liquidity of the Company’s common stock could be adversely affected following such a Reverse Split.

If the Reverse Split is effected and the market price of the Company’s common stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The market price of the Company’s common stock will, however, also be based on the Company’s performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the reduced number of shares that would be outstanding after the Reverse Split could adversely affect the liquidity of the Company’s common stock.

Determination of Reverse Split Ratio

In asking the stockholders to approve the Reverse Split, the board is also asking the stockholders to grant to the board the authority to set the ratio for the Reverse Split (provided it is not greater than 1:5) immediately prior to the consummation of the Reverse Split. Fluctuations in the market price of the Company’s common stock prior to the time that the Company could effect the Reverse Split require that the board have the flexibility to set the exact ratio of the Reverse Split (provided it is not greater than 1:5) immediately prior to the consummation of the Reverse Split in order to attempt to achieve the objectives of the Reverse Split. The board will set the ratio for the Reverse Split, delay or abandon the Reverse Split as it determines is advisable considering relevant market conditions from time to time. If the Company is able to complete a significant placement of securities with one or more institutional investors in the foreseeable future, the Company anticipates that it will consult with those institutional investors at the time of the private placement with respect to the appropriate Reverse Split ratio. The board believes that approval of this discretion, rather than approval of a specific ratio, provides the board with maximum flexibility to react to current market conditions and to the needs of prospective investors in the Company, and to therefore act in the best interests of the Company and its stockholders. In setting the ratio for the Reverse Split, the intention of the board is to increase the stock price to a price that will best accomplish the goals of the Reverse Split, as discussed above.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

If the Board of Directors decides to implement a reverse stock split, the Company will not be required to file with the Secretary of State of the State of Delaware a certificate of amendment to the Company’s Certificate of Incorporation. A reverse stock split will become effective at the time and on the date approved by the Financial Industry Regulatory Authority, Inc. (“FINRA”) for trading of our common stock ex-dividend, which will be referred to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split.

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Some of the Company’s registered stockholders hold all their shares in certificate form. If any of your shares are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent, Equiniti (the “Transfer Agent”), as soon as practicable after the effective date of the Reverse Split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your shares of the common stock (“Old Certificates”) to the Transfer Agent in exchange for certificates representing the appropriate number of whole shares of common stock as a result of the Reverse Split (“New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Transfer Agent. Consequently, you will need to surrender your Old Certificate(s) before you will be able to sell or transfer your stock.

Stockholders will then receive a New Certificate or certificates representing the number of whole shares of common stock into which their shares of common stock have been converted as a result of the Reverse Split (“New Common Stock”). Until surrendered, outstanding Old Certificates held by stockholders will be deemed to be canceled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates evidencing shares of New Common Stock.

If an Old Certificate has a restrictive legend on the back of the Old Certificate, a New Certificate evidencing shares of New Common Stock will be issued with the same restrictive legends, if any, that are on back of the Old Certificate(s).

All expenses of the exchange will be borne by the Company.

Stockholders should not destroy any stock certificate(s). You should not send your Old Certificates to the Transfer Agent until you have received the letter of transmittal.

Effect on the Company’s Convertible Securities

The number of shares of common stock issuable upon the exercise of the Company’s outstanding warrants or on conversion of outstanding convertible securities will be proportionately decreased and the exercise price for such warrants or conversion price for convertible securities will be proportionately increased, in each case based on the Reverse Split ratio selected by the board.

No Fractional Shares

No scrip or fractional share certificates will be issued in connection with the reverse stock split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of our common stock not evenly divisible by the Reverse Split ratio will be entitled, upon surrender of certificate(s) representing such shares, to receive an additional whole share.

Authorized Shares

The reverse stock split would not change the number of authorized shares of our common stock designated in our Articles. The Share Increase covered by this Information Statement does effect such a change. Therefore, because the number of issued and outstanding shares of our common stock would decrease, the number of shares available for issuance under our authorized pool of common stock would increase.

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These additional shares would be available for issuance from time to time for corporate purposes such as raising additional capital, making strategic acquisitions, entering into collaborative and licensing arrangements and employee recruitment and retention. We believe that the availability of the additional common shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Our future revenue may be insufficient to support the expenses of our operations and the planned expansion of our business. We therefore may need additional equity capital to finance our operations. We may seek to obtain such equity capital through the issuance of common stock or securities convertible into common stock. We have no present plan, commitment, arrangement, understanding or agreement regarding issuance of these additional shares of common stock. The issuance of a substantial number of additional common shares may result in dilution of your ownership interest in the Company.

Potential Anti-Takeover Effect

The proposed Reverse Split is not part of any plan to adopt a series of amendments having an anti-takeover effect, and the Company’s management presently does not intend to propose anti-takeover measures in future proxy solicitations. Subject to the limitations of Delaware law, it could be possible to use the additional shares of common stock that would become available for issuance if the Reverse Split is approved to oppose a hostile takeover attempt or delay or prevent changes of control of the Company or changes in or removal of our management, including transactions that are favored by a majority of the independent shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, our board of directors could, without further shareholder approval, strategically sell shares of our common stock in a private transaction to purchasers who would oppose a takeover or favor our current board of directors. The Reverse Split is not being proposed in response to any effort, nor are we aware of any effort, to accumulate shares of our common stock or obtain control of the Company.

Our Articles and bylaws contain certain provisions that could make it more difficult for a third party to acquire a controlling interest without the consent of our board. These provisions may delay or prevent a change of control, even if the change of control would benefit the shareholders. In addition, the authority granted to the board by our Articles to issue shares of preferred stock and fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of any series so established could be used to delay or prevent a change of control. None of these provisions would be affected by the Reverse Split.

Other Effects on Outstanding Shares

If the Reverse Split is implemented, the rights and preferences of the outstanding shares of our common stock would remain the same after the Reverse Split. Each share of common stock issued pursuant to the reverse stock split would be fully paid and nonassessable.

In addition, the Reverse Split would result in some shareholders owning “odd-lots” of fewer than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Accounting Effects of the Reverse Split

Following the effective time of the Reverse Split, the par value of our common stock will remain at $.0001 per share. The number of outstanding shares of common stock will be reduced by a factor of up to 80%, not taking into account additional shares that may be issued as a result of rounding up to the nearest whole share any fractional shares that otherwise would result from the Reverse Split. Accordingly, the aggregate par value of the issued and outstanding shares of our common stock, and therefore the stated capital associated with our common stock, will be reduced, and the additional paid-in capital (capital paid in excess of the par value) will be increased in a corresponding amount for statutory and accounting purposes. If the Reverse Split is effected, all share and per share information in our financial statements will be restated to reflect the Reverse Split for all periods presented in our future filings, after the effective time of the amendment, with the SEC, as applicable. Shareholders’ equity will remain unchanged.

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Public Trading – New Ticker Symbol

If our shareholders approve the Reverse Split and our board of directors subsequently elects to implement a Reverse Split, it is likely that the Reverse Split will be implemented at a point in time when the Company’s shares of common stock are still trading on the Over-The-Counter Market and quoted on the OTC Market, Inc.’s OTC.QB or OTC.Pink. As a result, in order to implement a Reverse Split, our board of directors will be required to notify the FINRA of the Reverse Split, the desired Reverse Split ratio, and other information that the FINRA will require in order to approve and implement the split. In addition, the Company will notify the FINRA of the effective date of the Reverse Split, which will be deemed a “dividend distribution date” notwithstanding the fact that there will, in fact, be no distribution to our shareholders. Once the FINRA has approved the Reverse Split, it may, but is not required to assign to the Company’s post Reverse Split common stock a new trading ticker symbol. If FINRA elects to assign a new ticker symbol, we have no way to request any particular ticker symbol and no way to influence the FINRA’s selection of a new ticker symbol for our post Reverse Split shares. Once the effective date has been established and the new ticker symbol assigned, we will publish a press release informing our shareholders and other members of the investment community of the effective date of the Reverse Split and the Company’s new post-split ticker symbol. On the effective date of the Reverse Split, our shares will begin trading under the new ticker symbol and the trading price, number of shares, market capitalization and other share and per share information pertaining to the Company’s shares of common stock will reflect the post Reverse Split ratios.

No Appraisal Rights

Stockholders do not have appraisal rights under Delaware Revised Statutes or under the Company’s Certificate of Incorporation (as amended) in connection with the Reverse Split.

Reservation of Right to Abandon Reverse Stock Split

The Company reserves the right to abandon the Reverse Split without further action by the stockholders at any time before the effectiveness of the Reverse Split.

Circular 230 Tax Disclosures

Certain federal income tax consequences of the proposed transactions described herein are discussed below in the Sections entitled “Certain Federal Income Tax Consequences of the Reverse Stock Split”. These discussions are based upon the Internal Revenue Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The company has not and will not request a ruling from the Internal Revenue Service, nor an opinion of counsel, regarding these tax issues. Further, these discussions do not address all federal income tax consequences that may be relevant to a particular holder of shares of common stock or options or warrants to acquire common stock, or any foreign, state or local tax considerations.

The following disclosures are intended to comply with applicable Treasury Regulations. The discussions of certain federal income tax consequences referenced above and set forth below are not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer. These discussions of certain federal income tax consequences are not written to support the promotion or marketing of the transactions described herein. Accordingly, holders of common stock and warrants and options to acquire common stock are strongly urged to seek advice based on each holder’s own particular circumstances from an independent tax advisor.

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Certain Federal Income Tax Consequences of a Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of a reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, published statements by the Internal Revenue Service and other applicable authorities in effect as of the date of this Information Statement, all of which are subject to change, possibly with retroactive effect. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Further, it does not address any state, local or foreign income or other tax consequences. This summary also assumes that the shares of common stock held immediately prior to the effective time of the Reverse Split were, and the new shares received will be, held as a “capital asset,” as defined in the Internal Revenue Code (generally, property held for investment).

The Company believes that the material U.S. federal income tax consequences of a reverse stock split would be as follows:

•	The Company will not recognize any gain or loss as a result of the Reverse Split.

•	Stockholders will not recognize any gain or loss as a result of the Reverse Split.

•	The aggregate adjusted basis of the shares of each class of the common stock held following the Reverse Split will be equal to the stockholder’s aggregate adjusted basis immediately prior to the Reverse Split.

•	A stockholder’s holding period for the common stock the stockholder continues to hold after the Reverse Split will include the holding period for the common stock held immediately prior to the Reverse Split.

The company’s beliefs regarding the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts. Accordingly, the Company urges stockholders to consult with their personal tax advisors with respect to all of the potential tax consequences of the Reverse Split.

Approval of the Board of Directors and Shareholders

The Board of Directors of the Company, after careful consideration, has approved the Reverse Split and recommended that the Company's Shareholders vote for its adoption. Effective November 10, 2020, Shareholders holding 60% of the Company's shares of common stock outstanding executed a written consent in lieu of a Shareholders meeting approving the Reverse Split.

Change of Name

Our Board of Directors would like the authorization and flexibility to rename the Company should it determine that a name change is advantageous. The Board has not resolved to change the name immediately, and has not determined a new name. The implementation of the name change requires an amendment to our Certificate of Incorporation which itself requires shareholder approval. As permitted by Delaware law and our Certificate of Incorporation, the Company has received a written consent from the majority stockholders of the Company approving a name change as determined by the Board of Directors.

Reflecting the poor operating results of the Company, the public trading market for our shares has been lackluster, with little investor interest in our stock. The Board believes that our current name has probably developed negative goodwill in the market. A new name might have the desirable effect of disassociating the current trading market from our history of unprofitability, due largely to persistent depressed commodities prices.

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Approval of The Board Of Directors and Stockholders

The Board of Directors of the Company, after careful consideration, has approved the Name Change and has recommended that the Company's stockholders vote for its adoption. Effective November 10, 2020, stockholders holding 60% of the Company's shares of common stock outstanding executed a written consent in lieu of a stockholders meeting approving the Name Change.

Approval of Adoption of 2020 Equity Incentive Plan

Our board of directors has determined that, in order to be able to provide incentive to the management of prospective acquisition or merger targets, it is in the best interests of our shareholders that the Company adopt the 2020 Equity Incentive Plan to authorize the grant of options, restricted stock awards, tandem rights and other rights to acquire shares of our common stock.

In order to attract and hire key technical personnel and management as our Company grows, it will be necessary to offer option packages in order that we can compete effectively with other companies seeking the support of these highly qualified individuals.

As a result, our board of directors has recommended that we authorize the Company to grant rights to acquire up to a maximum of 10,000,000 shares of common stock under the Plan.

Our executive officers and directors are eligible to received option grants and common stock awards under the Plan. No determination or commitment has been made with respect to the possible participation of our executive officers and directors in future grants under the Plan.

Votes Required

Approval and adoption of the increase in the number of shares of common stock issuable under our equity incentive plan requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.

Approval of the Board of Directors and Shareholders

The Board of Directors of the Company, after careful consideration, has approved the Company’s 2020 Equity Incentive Plan and has recommended that the Company's Shareholders vote for its adoption. Effective November 10, 2020, Shareholders holding 60% of the Company's shares of common stock outstanding executed a written consent in lieu of a Shareholders meeting approving the Company’s 2020 Equity Incentive Plan.

2020 EQUITY INCENTIVE PLAN

The Company's 2020 Equity Incentive Plan was adopted by the Board of Directors and shareholders. In order to be authorized to grant incentive stock options that qualify under Section 422 of the Internal Revenue Code of 1986, as amended, it is necessary that such a plan receive and obtain shareholder approval. The essential features of the 2020 Plan are outlined below:

The 2020 Plan provides for the grant of (1) both incentive and nonstatutory stock options, (2) stock bonuses, (3) rights to purchase restricted stock and (4) stock appreciation rights (collectively, "Stock Awards"). Incentive stock options granted under the 2020 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 2020 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of Stock Awards.

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The 2020 Plan was adopted by the Board of Directors on November 10, 2020. The 2020 Plan provides a means by which selected officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

The 2020 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 2020 Plan and, subject to the provisions of the 2020 Plan, to determine the persons to whom and the dates on which Stock Awards will be granted; whether a Stock Award will be an incentive stock option, a nonstatutory stock option, a stock bonus, a right to purchase restricted stock, a stock appreciation right or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an independent stock appreciation right; and the number of shares with respect to which a Stock Award shall be granted to each such person. The Board of Directors is authorized to delegate administration of the 2020 Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the 2020 Plan to the Compensation Committee of the Board. As used herein with respect to the 2020 Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

Incentive stock options and stock appreciation rights related to incentive stock options may be granted under the 2020 Plan only to selected employees (including officers and directors who are employees) of the Company and its affiliates. Selected employees, non-employee directors and consultants are eligible to receive Stock Awards other than incentive stock options and such stock appreciation rights under the 2020 Plan. Non-employee directors are eligible only for nonstatutory stock options. No incentive stock option may be granted under the 2020 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the incentive stock option exercise price is at least 110%of the fair market value of the stock subject to the incentive stock option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 2020 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000. Non-employee directors are eligible only for nonstatutory stock options.

If any Stock Award granted under the 2020 Plan expires or otherwise terminates without being exercised, the Common Stock not purchased pursuant to such Stock Awards again becomes available for issuance under the 2020 Plan.

The following is a description of the permissible terms of options under the 2020 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

The exercise price of incentive stock options under the 2020 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 2020 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options were granted with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information." At November 10, 2020, the closing price of the Company's Common Stock as reported on the OTC.QB was $0.065 per share. In the event of a decline in the value of the Company's Common Stock, The Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. To date, the Board has not exercised such authority. To the extent required by Section 162(m), an option repriced under the 2020 Plan is deemed to be canceled and a new option granted. Both the options deemed to be canceled and the new options deemed to be granted will be counted against the2020 Plan share limitation. The exercise price of options granted under the 2020 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

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Option Exercise

Options granted under the 2020 Plan may become exercisable ("vest") in cumulative increments as determined by the Board. Shares covered by options granted in the future under the 2020 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 2020 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

Term

The maximum term of options under the 2020 Plan is 10 years. Options under the 2020 Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time not exceeding twelve months following such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionee's death) within twelve months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

The following is a description of the permissible terms of stock bonuses and restricted stock purchase agreements under the 2020 Plan. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement includes the substance of each of the following provisions as appropriate:

Purchase Price

The purchase price under each restricted stock purchase agreement is such amount as the Board may determine and designate in such agreement, but in no event may the purchase price be less than eighty-five percent (85%) of the stock's fair market value on the date such award is made. Notwithstanding the foregoing, the Board may determine that eligible participants in the 2020 Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

Consideration

The purchase price of stock acquired pursuant to a stock purchase agreement must be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion. Notwithstanding the foregoing, the Board may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

Vesting

Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

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Termination of Employment or Relationship as a Director or Consultant

In the event a participant's continuous status as an employee, director or consultant terminates, the Company may repurchase or otherwise re-acquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

Stock Appreciation Rights

The three types of Stock Appreciation Rights that are authorized for issuance under the 2020 Plan are as follows:

Tandem Stock Appreciation Rights. Tandem stock appreciation rights may be granted appurtenant to an option, and are generally subject to the same terms and conditions applicable to the particular option grant to which they pertain. Tandem stock appreciation rights require the holder to elect between the exercise of the underlying option for shares of stock and the surrender, in whole or in part, of such option for an appreciation distribution. The appreciation distribution payable on the exercised tandem right is in cash (or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the option surrender) in an amount up to the excess of (i) the fair market value (on the date of the option surrender) of the number of shares of stock covered by that portion of the surrendered option in which the optionee is vested over (ii) the aggregate exercise price payable for such vested shares.

Concurrent Stock Appreciation Rights. Concurrent stock appreciation rights may be granted appurtenant to an option and may apply to all or any portion of the shares of stock subject to the underlying option and are generally subject to the same terms and conditions applicable to the particular option grant to which they pertain. A concurrent right is exercised automatically at the same time the underlying option is exercised with respect to the particular shares of stock to which the concurrent right pertains. The appreciation distribution payable on an exercised concurrent right is in cash (or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the exercise of the concurrent right) in an amount equal to such portion as shall be determined by the Board at the time of the grant of the excess of (i) the aggregate fair market value (on the date of the exercise of the concurrent right) of the vested shares of stock purchased under the underlying option which have concurrent rights appurtenant to them over (ii) the aggregate exercise price paid for such shares.

Independent Stock Appreciation Rights. Independent stock appreciation rights may be granted independently of any option and are generally subject to the same terms and conditions applicable to nonstatutory stock options. The appreciation distribution payable on an exercised independent right may not be greater than an amount equal to the excess of (i) the aggregate fair market value (on the date of the exercise of the independent right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such independent right, and with respect to which the holder is exercising the independent right on such date, over (ii) the aggregate fair market value (on the date of the grant of the independent right) of such number of shares of Company stock. The appreciation distribution payable on the exercised independent right is in cash or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the exercise of the independent right.

If there is any change in the stock subject to the 2020 Plan or subject to any Stock Award granted under the 2020 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 2020 Plan and Stock Awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, and the class, number of shares and price per share of stock subject to such outstanding options.

The 2020 Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization (a "Change-in-Control"), to the extent permitted by law, any surviving corporation will be required to either assume Stock Awards outstanding under the 2020 Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue Stock Awards outstanding under the 2020 Plan, or to substitute similar Stock Awards, then the time during which such Stock Awards may be exercised shall be accelerated and the Stock Awards terminated if not exercised during such time. Individual options may contain more liberal vesting acceleration provisions. The acceleration of a Stock Award in the event of a Change-in-Control may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

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The Board may suspend or terminate the 2020 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2020 Plan will terminate on November 1, 2030. The Board may also amend the 2020 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the 2020 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Under the 2020 Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option may not be transferred except by will or by the laws of descent and distribution unless otherwise specified in the option agreement, in which case the nonstatutory stock option may be transferred upon such terms and conditions as set forth in the option, including pursuant to a domestic relations order. In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Federal Income Tax Considerations.

Incentive Stock Options. Incentive stock options under the 2020 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code. There generally are no federal income tax consequences to the optionee or the. Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any. If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the stock was held. Long-term capital gains currently are generally subject to lower tax rates than short-term capital gains (which are taxed at the ordinary income rate). The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act. To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options. Nonstatutory stock options granted under the 2020 Plan generally have the following federal income tax consequences:

There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on how long the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

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Restricted Stock and Stock Bonuses. Restricted stock and stock bonuses granted under the 2020 Plan generally have the following federal income tax consequences:

Upon acquisition of stock under a restricted stock or stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long or short-term depending on how long the stock was held from the date ordinary income is measured. Slightly different rules may apply to persons who acquire stock subject to forfeiture.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient.

Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards under the 2020 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights maybe granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors"; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors"; and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

Where You Can Find Additional Information

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the Public Reference Section at the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-(202) 942-8088. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information about issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our public filings are also available to the public from commercial document retrieval services.

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SIGNATURES

Respectfully submitted,

ATHENA SILVER CORPORATION

Date: November 25, 2020	By: /s/John C. Power John C. Power

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